EXHIBIT 2
                                                                 Execution Copy

                           ===========================

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            AXSYS TECHNOLOGIES, INC.,

                                   ("BUYER"),

                                 TELETRAC, INC.

                                   ("COMPANY")

                                       AND

                                  DAVID BARKER,

                                 RICHARD HOWITT,

                                 WILLIAM HURST,

                               WILLIAM KINGSBURY,

                                 BARTON NORTON,

                                 JOHN VAN DYKE,

                                       AND

                                  MARY ERDAHL,

                                   ("SELLERS")

                            DATED AS OF MAY 27, 1997

                           ===========================

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
SECTION 1   Sale and Transfer of Shares; Closing.............................1

      1.1   Sale of Shares...................................................1
      1.2   Purchase Price...................................................1
      1.3   Closing..........................................................1
      1.4   Deliveries at the Closing .......................................2

SECTION 2   Representations and Warranties of Sellers and of Founders........3

      2.1   Representations and Warranties of Sellers........................4
      (a)   Authorization of Transaction.....................................4
      (b)   Noncontravention.................................................4
      (c)   Investment.......................................................4
      (d)   Shares ..........................................................4
      (e)   Access to Information............................................5

      2.2   Representations and Warranties of Founders.......................5
      (a)   Organization, Qualification, and Corporate Power.................5
      (b)   Capitalization...................................................5
      (c)   Noncontravention.................................................6
      (d)   Brokers' Fees....................................................6
      (e)   Title to Assets................................................. 6
      (f)   No Subsidiaries; No Mergers......................................6
      (g)   Financial Statements.............................................7
      (h)   Events Subsequent to Most Recent Fiscal Year End.................7
      (i)   Undisclosed Liabilities......................................... 9
      (j)   Legal Compliance............................................... 10
      (k)   Tax Matters.....................................................10
      (l)   Real Property...................................................11
      (m)   Intellectual Property...........................................13
      (n)   Tangible Assets.................................................16
      (o)   Inventory.......................................................16
      (p)   Contracts.......................................................16
      (q)   Notes and Accounts Receivable...................................18
      (r)   Powers of Attorney..............................................18
      (s)   Insurance.......................................................18
      (t)   Litigation......................................................19
      (u)   Product Warranty................................................19
      (v)   Product Liability...............................................20
      (w)   Employees.......................................................20
      (x)   Employee Benefits...............................................20
      (y)   Guaranties......................................................22

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      (z)   Environmental, Health, and Safety Matters.......................22
      (aa)  Certain Business Relationships with the Company.................24
      (bb)  Disclosure......................................................25
      (cc)  Disclaimer......................................................25
      (dd)  No Representation Regarding Tax Treatment.......................25

SECTION 3   Representations and Warranties of Buyer.........................25

      (a)   Organization of the Buyer.......................................25
      (b)   Authorization of Transaction....................................25
      (c)   Noncontravention................................................25
      (d)   Brokers' Fees...................................................26
      (e)   Investment......................................................26
      (f)   SEC Reports, Buyer Financial Statements.........................26
      (g)   Access to Information...........................................26
      (h)   Disclaimer......................................................27
      (i)   No Representation Regarding Tax Treatment.......................27

SECTION 4   Pre-Closing Covenants...........................................27

      (a)   General.........................................................27
      (b)   Notices and Consent.............................................27
      (c)   Operation of Business...........................................27
      (d)   Preservation of Business........................................28
      (e)   Full Access.....................................................28
      (f)   Notice of Developments..........................................28
      (g)   Exclusivity.....................................................28
      (h)   Intentionally Omitted ..........................................29
      (i)   Environmental Investigation.....................................29
      (j)   Prepayment......................................................29

SECTION 5   Post-Closing Covenants..........................................29

      (a)   General ........................................................29
      (b)   Transition......................................................29
      (c)   Maintenance of Management Incentive Compensation Bonus Plan.....30
      (d)   Director and Officer Liability and Indemnification..............30
      (e)   Ratification by Buyer as Sole Shareholder.......................30

SECTION 6   Conditions to Obligation to Close...............................30

      (a)   Conditions to Obligation of the Buyer...........................30
      (b)   Conditions to Obligation of the Sellers.........................32

SECTION 7   Remedies for Breaches of This Agreement.........................33

      (a)   Survival of Representations and Warranties......................33
      (b)   Indemnification Provisions for Benefit of the Buyer.............33
      (c)   Indemnification Provisions for Benefit of the Sellers...........34
      (d)   Matters Involving Third Parties.................................34
      (e)   Environmental Indemnification ..................................35
      (f)   Adjustment to Purchase Price....................................36

SECTION 8 Tax Matters.......................................................36

8.1.  Tax Matters...........................................................36

      (a)   Tax Periods Ending on or Before the Closing Date................37
      (b)   Tax Periods  Beginning  Before and Ending  After the Closing
            Date............................................................37
      (c)   Cooperation on Tax Matters......................................37
      (d)   Tax Sharing Agreements..........................................37
      (e)   Certain Taxes...................................................37

8.2.  Other Agreements......................................................38

      (a)   Invention Assignment ...........................................38
      (b)   Confidentiality ................................................38

SECTION 9   Termination.....................................................39

      (a)   Termination of Agreement........................................39
      (b)   Effect of Termination...........................................39

SECTION 10  Miscellaneous...................................................40

      (a)   Spousal Consents................................................40
      (b)   Press Releases and Public Announcements.........................40
      (c)   No Third-Party Beneficiaries....................................40
      (d)   Entire Agreement................................................40
      (e)   Succession and Assignment.......................................40
      (f)   Counterparts....................................................41
      (g)   Headings........................................................41
      (h)   Notices.........................................................41
      (i)   Governing Law...................................................42
      (j)   Amendments and Waivers..........................................42
      (k)   Severability....................................................42
      (l)   Expenses........................................................42
      (m)   Construction....................................................42
      (n)   Incorporation of Exhibits, Annexes, and Schedules...............43
      (o)   Specific Performance............................................43

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      (p) Submission to Jurisdiction .......................................43
      (q) Set-off ..........................................................43
      (r) Legal Representation .............................................44

                                    EXHIBITS


A           Sellers' Releases

B           Noncompetition Agreements

C           Founders' Noncompetition Agreement (Howitt)

D           Founders' Noncompetition Agreement (Barker)

E           Founders' Employment Agreement (Howitt)

F           Founders' Employment Agreement (Barker)

G-J         Key Employees' Severance Agreements

K           Stockholder Agreement

5(c)        Incentive Plan

6(a)(viii)  PP&L opinion

6(b)(vi)    Konopko opinion

                                OTHER ATTACHMENTS

Disclosure Schedule

Annex I

Annex 1.3(b)      Registration Statement Indemnification Provisions

Annex 2.2(g)(i)   Financial Statements

Annex 2.2(g)(ii)  Forecast

Annex 10(a)       Form of Spousal Consent

                            STOCK PURCHASE AGREEMENT

      Stock Purchase Agreement, dated as of May 27, 1997 (the "Agreement"), by and between Axsys Technologies, Inc., a Delaware corporation ("Buyer"), Teletrac, Inc., a California corporation (the "Company"), Richard V. Howitt and David D. Barker (individually, a "Founder" and, collectively, the "Founders") and the individuals listed on Schedule I hereto, including the Founders (individually, a "Seller" and, collectively, the "Sellers").

      Sellers own in the aggregate 207,815 shares (the "Company Shares") of common stock, no par value per share ("Company Common Stock"), of the Company, constituting all of the issued and outstanding capital stock of the Company; and

      Sellers desire to sell or provide for the sale of all of the issued and outstanding capital stock of the Company to Buyer, and Buyer desires to purchase or provide for the purchase of all of the issued and outstanding capital stock of the Company from Sellers, on the terms and subject to the conditions set forth in this Agreement.

      Therefore, the parties hereto hereby agree as follows:

                                    SECTION 1

                      Sale and Transfer of Shares; Closing

      1.1 Sale of Shares. On the terms and subject to the conditions of this Agreement, at the Closing, Sellers will sell, transfer, convey, assign and deliver to Buyer, and Buyer will purchase from Sellers, all of the Company Shares, other than the shares of Company Common Stock listed on Schedule I hereto and designated thereon as Retained Shares (the "Retained Shares"), for the consideration specified in Section 1.2.

      1.2 Purchase Price. At the Closing, the Buyer shall deliver to the Sellers, as a group, (i) an aggregate amount of $7,683,700, by wire transfer of immediately available funds (the "Cash Payment"), subject to Section 1.4(c) hereof, and (ii) stock certificates representing in the aggregate 53,000 shares (the "Buyer Shares") of common stock, $.01 par value per share ("Buyer Common Stock"), of Buyer.

      1.3 Closing. (a) The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Fried, Frank, Harris, Shriver and Jacobson, 350 South Grand Avenue, 32nd Floor, Los Angeles, CA 90071, at 10:00 a.m. (local time) on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties are required to take at the Closing), or at such other time and place as the parties may agree in writing (the "Closing Date").

      (b) After the Closing and prior to the first anniversary of the Closing, at the request of both Founders, Buyer shall file a registration statement (the "Registration Statement) covering the resale of the

Buyer Shares by Sellers under the Securities Act of 1933, as amended (the "Securities Act"), as promptly as practicable after the receipt by Buyer of a written request therefor by both Founders, and Buyer shall use its best efforts to have the Registration Statement declared effective within 180 days after receipt of such request. Buyer shall keep the Registration Statement current for a period ending the earlier of (x) 90 days after it first becomes effective and
(y) the first anniversary after the Closing; provided, however, if, after the Registration Statement become effective, Buyer advises the Founders that Buyer considers it appropriate for the Registration Statement to be amended, the Sellers owning Buyer Shares shall suspend any further sales of their Buyer Shares until Buyer advises the Founders that the Registration Statement has been amended. The 90-day time period referred to herein during which the Registration Statement must be kept current after its effective date shall be extended for an additional number of business days equal to the number of business days during which the right to sell Buyer Shares was suspended pursuant to the immediately preceding sentence, but in no event will Buyer be required to update the Registration Statement after the first anniversary of the Closing. Buyer shall be responsible for the payment of the "Registration Expenses" of the Registration Statement. "Registration Expense" means all expenses incident to the Buyer's performance of or compliance with its obligations under this Section 1.3(b), including, without limitation, (i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws,
(iii) all word processing, duplicating and printing expenses, (iv) messenger and delivery expenses, and (v) the fees and disbursements of counsel for Buyer and of its independent public accountants, but excluding, if any, transfer taxes and fees and expenses of any accountants counsel retained by Sellers. The indemnification provisions relating to the Registration Statement set forth in Annex 1.3(b) hereto are incorporated herein and made a part hereof by reference. The Founders' right jointly to request Buyer to file a registration statement under the Securities Act with respect to the Buyer Shares shall be exerciseable only a single time.

      1.4   Deliveries at the Closing.

      (a) At the Closing: (i) each of the Sellers shall deliver to Buyer (A) free and clear of all Encumbrances (as defined in Section 2.1(d) hereof), one or more certificates representing the number of Company Shares (other than Retained Shares) set forth opposite such Seller's name under the appropriate column on
Schedule I hereto, in negotiable form and duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank by such Seller, and, at the Sellers' expense, accompanied by all requisite stock transfer stamps, (B) a release in the form of Exhibit A executed as of the Closing Date by each such Seller (collectively, "Sellers' Releases"), and (C) a noncompetition agreement in the form of Exhibit B, executed as of the Closing Date by each such Seller, other than Mary Erdahl and the Founders (collectively, the "Noncompetition Agreements"); (ii) each of the Founders shall deliver to Buyer (A) the non-competition agreements in the forms of Exhibits C and D hereto, respectively, executed as of the Closing Date by each of them (collectively, the "Founders' Non-Competition Agreements") and (B) the employment agreements in the forms of Exhibits E and F hereto, respectively, executed as of the Closing Date by each of them (collectively, the "Founders' Employment Agreements"); (iii) each of the Sellers (other than the Founders and Bart Norton) who are employees of the Company (collectively, the "Key Employees") shall deliver to Buyer severance agreements in the forms of Exhibits G through J hereto, respectively, executed as of the Closing Date by each of them (the "Key Employees' Severance Agreements"); and (iv) each of the Sellers designated on Schedule I hereto as the owner of Retained Shares shall execute and deliver to Buyer the Stockholder Agreement in the form of Exhibit K hereto (the "Stockholder Agreement"), executed as of the Closing Date.

      (b) At the Closing, Buyer will: (i) deliver to each Seller (A) the portion of the Cash Payment set forth opposite such Seller's name under the appropriate column on Schedule I hereto by wire transfer of immediately available funds to an account or accounts specified by such Seller in writing at least two

Business Days prior to the Closing, subject to Section 1.4(c) hereof, (B) a certificate registered in the name of such Seller evidencing the number of Buyer Shares set forth opposite such Seller's name under the appropriate column on
Schedule I hereto duly executed on behalf of Buyer and having the legend set forth in Section 1.4(d) hereof, and (C) the Noncompetition Agreements and Founders' Non-Competition Agreements duly executed as of the Closing Date by Buyer; (ii) deliver to the Founders and the Key Employees the Founders' Employment Agreements and the Key Employees' Severance Agreements, respectively, duly executed as of the Closing Date by the Company; and (iii) deliver to the Sellers designated on Schedule I hereto as owners of Retained Shares the Stockholder Agreement duly executed by Buyer as of the Closing Date.

      (c) Sellers hereby instruct Buyer to deliver, and Buyer hereby agrees to deliver, at the Closing, out of, and as a deduction from the Cash Payment to be delivered to Sellers at the Closing, for the benefit of Sellers to satisfy their obligations to Skenderian Niles & Associates ("SNA") for its serving as consultants and advisors to Sellers in connection with this Agreement, the sum of $156,000 (the "SNA Fee") in immediately available funds to SNA by wire transfer to an account designated in writing by SNA, against delivery by SNA to Buyer and Sellers of a receipt by SNA stating that the delivery of such sum constitutes full payment and satisfaction of all amounts owed by the Company, Sellers or Buyer to SNA and its affiliates. Set forth opposite each Seller's name under the appropriate column on Schedule I hereto is the portion of the SNA Fee for which each such Seller is responsible.

      (d) Unless the Buyer Shares represented by a certificate are registered under the Securities Act or an opinion of counsel, acceptable to Buyer, to the effect that neither the following legend nor the related restrictions on transfer are required in order to maintain compliance with the Securities Act, shall have been delivered to Buyer, such certificate shall bear the following legend:

      This security has not been registered under the Securities Act of 1933, as amended, and must be held indefinitely unless subsequently registered under said Act or an exemption from such registration is available. This security may not be sold, pledged, hypothecated or otherwise transferred unless such sale, pledge, hypothecation or other disposition shall have been registered under said act or such disposition is made in reliance upon an exemption from registration under said act.

By acceptance of any certificate bearing the above legend, each Seller acknowledges the restrictions on transfer set forth in the legend and agrees that he or she will transfer Buyer Shares only as provided therein.


                               SECTION 2

Representations and Warranties of Each Seller; Representations and Warranties of
                                    Founders

      In this Agreement, any reference to a "Material Adverse Effect" or "Material Adverse Change" with respect to any entity means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole.

      2.1 Representations and Warranties of Each Seller. Each of the Sellers, severally and not jointly, represents and warrants to and agrees with Buyer, except as set forth in the disclosure schedule, dated as of the date hereof, initialed by the Founders and Buyer and delivered to Buyer concurrently with the execution of this Agreement (the "Disclosure Schedule"), as follows:

      (a) Authorization of Transaction. Each Seller has full power and authority to execute and deliver this Agreement and each other agreement, certificate, instrument or other document to which Seller is a party and which is delivered to Buyer or the Company by such Seller in connection herewith or pursuant hereto (collectively, "Sellers' Ancillary Documents") and to perform his or her respective obligations hereunder and thereunder. This Agreement and each such Sellers' Ancillary Document constitute the valid and legally binding obligations of each such Seller, enforceable against him or her in accordance with their respective terms and conditions, except to the extent such enforceability may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' right generally, or (other than in the case of the Non-Competition Agreements and Founders' Non-Competition Agreements) by general equitable principles. Each such Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to execute and deliver this Agreement, the Sellers' Ancillary Documents or to consummate the transactions contemplated hereby or thereby.

      (b) Non-contravention. Neither the execution and the delivery of this Agreement or any Sellers' Ancillary Documents nor the consummation of the transactions contemplated hereby or thereby, will (A) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any written agreement, contract, lease or license to which any Seller is a party or by which he or she is bound or to which any of his or her assets is subject.

      (c) Investment. Each Seller (A) understands that the Buyer Shares and the shares of Buyer Common Stock issuable pursuant to the Stockholder Agreement have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Shares and such shares of Buyer Common Stock solely for his or her own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Shares and such shares of Buyer Common Stock, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Shares and such shares of Buyer Common Stock, and (F) is an Accredited Investor (within the meaning of Regulation D promulgated under the Securities Act).

      (d) Shares. Each Seller holds of record and owns beneficially the number of Company Shares (and Retained Shares) set forth opposite his or her name under the appropriate column on Schedule I, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes (as defined in Section 2.2(k) hereof), security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, demands, liens, security interests and other encumbrances (collectively, "Encumbrances"). Other than pursuant to this Agreement and the Stockholder Agreement, no Seller is a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of the Company. Except as expressly provided in this Agreement or the Stockholder Agreement (it being agreed that, concurrently with the execution of this Agreement, the Letter Agreement, dated February 4, 1997, as amended (the "Letter Agreement"), by and between Buyer, the Company and certain of the Sellers, is terminated), no Seller is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company. Each Seller is the sole beneficial owner of his or her Company Shares and Retained Shares, except for any beneficial ownership interests created by the marital or community property interests of spouses of certain Sellers, subject to Section 10(a) hereof.

      (e) Access to Information. Sellers acknowledge that they and their representatives have been afforded the opportunity to conduct a due diligence review and an examination of certain of the books, records, financial statements, facilities, business, operations, personnel and other matters about the Company made available to them by Buyer prior to entering into this Agreement. Subject to the last sentence of Section 4(f) hereof, to the extent, if any, that any Seller has, during the course of this due diligence investigation, obtained actual Knowledge of facts indicating that the Buyer is in breach of any of the representations and warranties set forth in Section 3, Sellers shall be deemed to have Knowledge of such facts and shall be deemed to have waived any right to recover against the Buyer on account of any damages, loss or liability resulting from any such breach; provided, however, that Buyer agrees that Sellers have had and have no duty to conduct an inquiry or otherwise acquire Knowledge of any such facts; and provided further, however, that in any proceeding involving a claim by Sellers of a breach of any representation and warranty by Buyer, Buyer shall have the entire burden of proving any such Knowledge by Sellers of such facts.

      2.2 Representations and Warranties of Founders. Each of the Founders, jointly and severally, represents and warrants and agrees with Buyer, except as set forth in the Disclosure Schedule, as follows:

      (a) Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has all requisite corporate power and authority and all governmental licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, in each case as of the date hereof and the Closing Date, except for the failure to have any governmental licenses, permits and authorizations which, in the aggregate, would not have a Material Adverse Effect. Section 2.2(a) of the Disclosure Schedule lists the directors and officers of the Company. The Founders have delivered to the Buyer correct and complete copies of the charter and bylaws of the Company, as amended through the date of this Agreement (respectively, the "Charter" and "Bylaws"). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), are correct and complete in all material respects and the stock record books are complete and correct. The Company is not in default under or in violation of any provision of the Charter or Bylaws.

      (b) Capitalization. The entire authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, of which 207,817 shares are issued and outstanding and no shares are held in treasury. All of the issued and outstanding shares of Company Common Stock have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the respective Sellers as set forth in Schedule I hereto. Except as expressly provided in this Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Except as expressly provided in this Agreement or the Stockholder Agreement, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

      (c) Non-contravention. Neither the execution and the delivery of this Agreement or any Sellers' Ancillary Document to be executed by the Founders, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject (except for any violations of such statutes, regulations and rules which, individually or in the aggregate, would not have a Material Adverse Effect) or any provision of the Charter or Bylaws or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets), except, in the case of this clause (ii), for any such conflicts, breaches, defaults, accelerations, rights or failures to give notices which would not, individually or in the aggregate have a Material Adverse Effect. The Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

      (d) Brokers' Fees. Except for the SNA fee, neither the Sellers nor the Company have any Liability (as defined in Section 2(m) hereof) to pay any fees, commissions or expenses to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or any Sellers' Ancillary Documents for which the Buyer or the Company could become liable or obligated. Since February 1, 1996, the Company has not paid any fees, commissions or expenses to any such person in connection with the sale or a possible sale of the Company or any outstanding Shares.

      (e) Title to Assets. The Company has good and marketable (which term shall mean free of any meritorious adverse claims) title to, or a valid leasehold interest in, the properties and assets used by the Company in its business as presently conducted, including those reflected on the audited balance sheet of the Company as of January 31, 1997 (the "1997 Balance Sheet") included in the Financial Statements or acquired after the date thereof, free and clear of all Encumbrances, except for: (i) finished goods inventories sold in the ordinary course of business since January 31, 1997; (ii) mortgages, security interests or encumbrances shown on the 1997 Balance Sheet as securing specific liabilities or obligations which shall be released in full on or prior to the Closing Date by the Company as contemplated by Section 4(j) hereof; and (iii) imperfections in title and encumbrances, if any, which, individually and in the aggregate, (A) are not substantial in character, amount or extent and do not materially detract from the value of the properties or assets subject thereto, and (B) do not interfere, to any material extent, with the present use of such properties or assets by the Company in the ordinary course of its business. Section 2.2(e) of the Disclosure Schedule sets forth in reasonable detail a true and complete list of (x) all machinery and equipment owned by the Company as of October 31, 1996 and January 31, 1997 and (y) all inventory owned by the Company as of January 31, 1997.

      (f) No Subsidiaries; No Mergers. The Company does not own, and has not owned, directly or indirectly as a successor to the Founders' Partnership (as defined below) at any time, any equity interest, participation or investment in any corporation, partnership, trust, joint venture, person, business association or other entity. The Company is not, and has not ever been a party to a merger, consolidation or reorganization or other extraordinary corporate transaction, whether or not requiring the approval of its shareholders. The Company is not a successor to any other entity (other than Teletrac, a California general partnership (the "Founders' Partnership"), operated by the Founders and as to which the Founders were the only partners). The sole business of the Founders' Partnership was the business of the Company as predecessor to the Company and the Company acquired all of the assets and business of the Founders' Partnership. No Founder is a party to any agreement with any other Seller relating to the Company (including relating to this Agreement or any agreement expressly provided for herein) which will be in effect after the Closing, other than this Agreement and any agreement expressly provided for herein.

      (g) Financial Statements. Attached hereto as Annex 2.2(g)(i) are the following financial statements (collectively the "Financial Statements"): (x) unaudited compiled balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for the fiscal years ended January 31, 1994, 1995 and 1996, (y) the audited balance sheet and statements of income, changes in stockholders' equity and cash flow as of and for the fiscal year ended January 31, 1997 (the "Most Recent Fiscal Year End") and (z) unaudited balance sheet and statements of income changes in stockholders' equity and cash flow as of and for the three months ended April 30, 1997 for the Company. The Financial Statements as of and for the period ended the Most Recent Fiscal Year End have been audited by Arthur Andersen LLC and are accompanied by an unqualified opinion of Arthur Andersen LLC. The Financial Statements for the Most Recent Fiscal Year End (including the notes thereto) and for the three months ended April 30, 1997 (including any notes thereto) have been prepared in accordance with generally accepted accounting principles ("GAAP"), and all of the Financial Statements (including any notes thereto) present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods and are consistent with the books and records of the Company (which books and records are correct and complete in all material respects). The Financial Statements for the quarter ended April 30, 1997 have been prepared in accordance with GAAP consistently applied with GAAP as applied in the Financial Statements for the Most Recent Fiscal Year End. Attached as Annex 2(g)(ii) is a true and complete copy of the Company's forecast for the fiscal year ending January 31, 1998 (the "Forecast"). Except for the risks and volatility inherent in conducting business in the high technology industry in general and, specifically, the semiconductor and data storage segments of the high technology industry (which risks include (i) rapidly changing technological developments and resulting demands for added or redirected research and development efforts, product design changes and product delivery reschedules, and product mix changes, (ii) the cyclical nature of the industry with periods of both intense product demand and limited supply and over-supply conditions, (iii) intense competition based on technology advances, price, customer service and other factors, and (iv) the technological and financial strength of customers and other major participants in the industry), the Founders have no Knowledge of any facts that could cause the Company not to achieve in any material respect the Forecast.

      (h) Events Subsequent to Most Recent Fiscal Year End. Since January 31, 1997, there has not been any Material Adverse Change with respect to the Company. Without limiting the generality of the foregoing, except for this Agreement and the Sellers' Ancillary Documents, since that date and since October 31, 1996:

            (i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business and consistent with past practices and except for assets which, individually and in the aggregate, are immaterial to the operations of the business of the Company as currently conducted and its financial position and results of operations;

            (ii) the Company has not entered into any agreement, contract, lease, or license (or series of agreements, contracts, leases, and licenses with the same party involving similar products) either involving more than $100,000, singly, or outside the ordinary course of business;

            (iii) no party (including the Company) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of agreements, contracts, leases, and licenses with the same party involving similar products) involving more than $25,000, singly, or $100,000, in the aggregate, to which the Company is a party or by which it is bound;

            (iv) no Encumbrance (other than those permitted in Section 2.2(e) hereof) has been imposed upon any of the Company's assets, tangible or intangible;

            (v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000, singly, or $50,000, in the aggregate, or outside the ordinary course of business;

            (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other entity (or series of related capital investments, loans, and acquisitions) other than acquisitions of inventory, material, supplies, services and equipment in the ordinary course of business;

            (vii) the Company has not issued any note, bond, or other instrument for borrowed money or, except for accounts payables, reimbursement obligations for travel and other business expenses of employees, in each case arising out of the ordinary course of business, created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

            (viii) the Company has not delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

            (ix) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000, singly, or $100,000, in the aggregate, or outside the ordinary course of business;

            (x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property (as defined in Section 2.2(m) hereof);

            (xi) there has not been any change made or authorized in the Charter or Bylaws;

            (xii) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

            (xiii) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

            (xiv) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property other than ordinary wear and tear;

            (xv) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees, it being agreed that this clause (xv) does not require the disclosure of any transaction required to be disclosed pursuant to any other clause of this
      Section 2.2(h) or Section 2.2(x) hereof, if so disclosed, or immaterial perquisites (such as free coffee and the like) made available to all employees of the Company generally;

            (xvi) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

            (xvii) the Company has not granted any increase in the base compensation of any of its directors, officers, any employee who is a Seller or, except in the ordinary course of business, other employees;

            (xviii) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan) (as such term is defined in Section 2.2(x) hereof);

            (xix) the Company has not made any other change in employment terms for any of its directors, officers, any employee who is a Seller or, except in the ordinary course of business, other employees, it being agreed that this clause (xix) does not require the disclosure of any change required to be disclosed pursuant to any other clause of this
      Section 2.2(h) or Section 2.2(x), if so disclosed, or immaterial perquisites (such as free coffee and the like) made available to all employees of the Company generally;

            (xx) there has not been any other occurrence, event, incident, action, failure to act, or transaction involving the Company that has or is reasonably likely to have a Material Adverse Effect; and

            (xxi) the Company has not entered into any agreement to do any of the foregoing.

      (i) Undisclosed Liabilities. The Company does not have any Liability except for (i) liabilities set forth on the face of the 1997 Balance Sheet (rather than in any notes thereto), (ii) Liabilities (not required to be disclosed pursuant to other Sections of this Agreement) which have arisen after the Most Recent Fiscal Year End in the ordinary course of business and consistent with past practice (none of which, individually or in the aggregate (together with Liabilities set forth in clause (iii) of this Section 2.2(i)) constitutes or would reasonably be expected to result in a Material Adverse Effect), and (iii) Liabilities under leases and contractual obligations of the Company pursuant to agreements (x) entered into by the Company at the Closing pursuant to this Agreement, (y) disclosed in the Disclosure Schedule or (z) which, by the terms of this Agreement, are not required to be disclosed, none of which Liabilities individually or in the aggregate (together with Liabilities set forth in clause (ii) of this Section 2.2(i)) constitutes or would reasonably be expected to result in a Material Adverse Effect. The term "Liability" means any liability of any kind (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

      (j) Legal Compliance. The Company has complied in all material respects with all laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state and local governments (and all agencies thereof) applicable to the Company and no action, suit, proceeding, hearing, investigation (to the Founders' Knowledge), charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply.

      (k)   Tax Matters.

            (i) "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, occupation, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, employees' wage withholding, foreign or domestic withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether or not measured in whole or in part by net income, including any interest, penalty, or addition thereto, whether disputed or not. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. Prior to the Company's date of incorporation, the business of the Company was conducted by its predecessor, the Founders' Partnership, which was a partnership for income tax purposes.

            (ii) The Company has filed all Tax Returns that are material to the business conducted by the Company and required to be filed on or before the Closing Date. Each such Tax Return has been prepared in compliance in all material respects with all applicable laws and regulations and all such Tax Returns are true and complete in all material respects. All Taxes owed by the Company (whether or not shown on any such Tax Return) have been paid or, if unpaid, are properly reflected in the 1997 Balance Sheet. The Company currently is not the beneficiary of any extension of time within which to file any such Tax Return. During any period for which the relevant statute of limitations remains open, no claim has been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. To the Founders' Knowledge, there are no Encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

            (iii) The Company has withheld and paid or has accrued for payment in the 1997 Balance Sheet all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except for amounts which, individually and in the aggregate, are immaterial to the operations of the business of the Company as currently conducted and its financial position and results of operations.

            (iv) The Founders' do not expect, and, to the Founders' Knowledge, no employee responsible for Tax matters of the Company expects, any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any material Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers, directors or officers (or employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority.
      Section 2(k) of the Disclosure Schedule lists all federal, state and local, income Tax Returns filed with respect to the Company for taxable periods ended on or after February 1, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since February 1, 1992.

            (v) With respect to each tax period of the Company commencing on or after February 1, 1992, either (A) such tax period has been audited by the relevant taxing authority or (B) the time for assessing or collecting Tax with respect to each such tax period has closed and such tax period is not subject to review by any relevant taxing authority.

            (vi) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (vii) The Company has not filed a consent under Code ss.341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. The Company has not been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). The Company has disclosed on its income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662 (or any similar provision under state, local or foreign law). The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group (within the meaning of Section 1504(a) of the Code or under a similar provision of state, local of foreign law) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and (B) has no liability for the Taxes of any person or other entity (other than the Company) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (viii) [intentionally omitted]

            (ix) The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Year End, exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Fiscal Year End Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the operations of the Company for the period from the Most Recent Fiscal Year End through the Closing Date.

      (l)   Real Property.

            (i) The Company does not own any real property.

            (ii) The only real property leased by the Company is the Company's approximately 11,000 square foot facility located at 137 Aero Camino, Santa Barbara, CA 93117. The Company does not sublease any real property from or to any other person or entity. The Company has delivered to the Buyer correct and complete copies of the lease (as amended to date) for such facility. With respect to such lease:

                  (A) the lease is legal, valid, binding, enforceable, and in full force and effect according to its terms, except to the extent such enforceability may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights, generally, or by general equitable principles;

                  (B) the lease will continue to be legal, valid, binding,
            enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (C) the Company is not in breach or default of any payment obligation under such lease or any other provision of such lease (except for such breaches and defaults not involving any payment obligation which, individually and in the aggregate, are immaterial to the operations of the business of the Company as currently conducted and its financial position and results of operations), and no event has occurred which, with notice or lapse of time, would constitute a breach or default by the Company of any payment obligation under such lease or any other provision of such lease (except for such breaches and defaults not involving any payment obligation which, individually and in the aggregate, are immaterial to the operations of the business of the Company as currently conducted and its financial position and results of operations) or permit termination, modification, or acceleration thereunder by the landlord under such lease. To the Founders' Knowledge, the landlord under such lease is not in breach or default under any provision of such lease, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by the landlord (except, in each case, for such breaches and defaults which, individually and in the aggregate, are immaterial to the operations of the business of the Company as currently conducted and its financial position and results of operations) or permit termination, modification or acceleration by the Company;

                  (D) neither the Company nor, to the Founders' Knowledge, the landlord under such lease has repudiated in writing any provision thereof;

                  (E) to the Founders' Knowledge, there are no disputes,
            material oral agreements, or forbearance programs in effect as to such lease;

                  (F) the Company has not assigned, transferred, conveyed,
            mortgaged, deeded in trust, or encumbered any interest in such leasehold;

                  (G) the facility leased under such lease has received all
            approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof by the Company in the conduct of its business in the ordinary course and has been operated and maintained by the Company in compliance with applicable laws, rules, and regulations, except for such non-compliances which, individually and in the aggregate, would not have a Material Adverse Effect;

                  (H) the facility leased under such lease is supplied with
            utilities necessary for the Company to conduct its operations in the ordinary course of its business as presently conducted by it; and

                  (I) to the Founders' Knowledge, the owner of the facility
            leased under such lease has good and marketable title to the parcel of real property, free and clear of any Encumbrance, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

      (m)   Intellectual Property.

            (i) "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof,
      (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith,
      (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith,
      (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all unique and/or custom-designed computer software (including data and related documentation), and (g) all copies and tangible embodiments thereof (in whatever form or medium).

            (ii) The Company owns or has the right to use pursuant to license, sublicense or other similar arrangement all Intellectual Property necessary for the operation of the business of the Company as presently conducted, except for such failures to own or have the right to use any such Intellectual Property which, individually and in the aggregate, are immaterial to the operations of the business of the Company as currently conducted and its financial position and results of operations. To the Founders' Knowledge, each item of Intellectual Property owned or used by the Company in the operation of its business as presently conducted immediately prior to the Closing will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder, except for such failure to own or have the right to use Intellectual Property on such terms which, individually and in the aggregate, are immaterial to the operations of the business of the Company as currently conducted and its financial position and results of operations. To the Founders' Knowledge (without any duty of inquiry) no former employee of the Company has misappropriated or infringed upon any Intellectual Property belonging to the Company or failed to treat as confidential any confidential information of the Company.

            (iii) To the Founders' Knowledge, the Company has not infringed upon or misappropriated any Intellectual Property rights of third parties, and to the Founders' Knowledge, since January 1, 1990, the Company has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Founders' Knowledge no third party has infringed upon or misappropriated any Intellectual Property used by the Company in the operation of its business as presently conducted, except for any such infringement and misappropriations which, individually or in the aggregate, would not have a Material Adverse Effect.

            (iv) Section 2.2(m)(iv) of the Disclosure Schedule identifies each issued patent, registered trademark or copyright, and mask work registration owned by the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, and other permission which the Company has granted to any third party with respect to any of its Intellectual Property (other than licenses to use software Intellectual Property owned by the Company granted to customers in connection with the sale of the Company's products in the ordinary course of business). The Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 2.2(m)(iv) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company in the operation of its business as presently conducted by it, except for any unregistered trademarks which, individually and in the aggregate, are immaterial to the operations of the business of the Company as currently conducted and its financial position and results of operations. With respect to each item of Intellectual Property required to be identified in Section 2.2(m)(iv) of the Disclosure Schedule, except as set forth therein:

                  (A) the Company either (1) possesses all right, title, and interest in and to the item, free and clear of any license, restriction or other Encumbrance or (2) has the right to use such item, pursuant to license, sublicense or similar arrangement, free and clear of Encumbrances other than as created by such license, sublease or arrangement;

                  (B) to the Founders' Knowledge, the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (C) no action, suit, proceeding, hearing, complaint, claim, or demand is pending or, to the Founders' Knowledge is threatened (and, to the Founders' Knowledge, no investigation is pending or threatened) which challenges the legality, validity, enforceability, use, or ownership of the item; and

                  (D) except for common law indemnification rights and similar rights arising out of the ordinary course of the Company's dealings with its suppliers and vendors, the Company has not agreed to indemnify any Person for or against any infringement or misappropriation with respect to the item.

            (v) Section 2.2(m)(v) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses in the conduct of its operations as conducted on the date of this Agreement or the Closing Date pursuant to license, sublicense or agreements (collectively, "Third Party Arrangements"), except for Third Party Arrangements covering the use of software provided by vendors in the ordinary course of business and except for such other items which, individually and in the aggregate, are immaterial to the operations of the business of the Company as currently conducted and its financial position and results of operations. The Sellers have delivered to the Buyer correct and complete copies of all such written Third Party Arrangements (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 2.2(m)(v) of the Disclosure Schedule and as to which the Company has the right to use pursuant to any Third Party Arrangement:

                  (A) the Third Party Arrangement covering the item is legal, valid, binding, enforceable, in full force and effect according to its terms (except to the extent such enforceability may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally, or by general equitable principles), and confers the right to use the item of Intellectual Property;

                  (B) to the Founders' Knowledge, the Third Party Arrangement
            will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the Closing;

                  (C) neither the Company nor, to the Founders' Knowledge, any other party to any Third Party Arrangement is in breach or default of any payment provision or any other provision thereof (except for such breaches and defaults not involving any payment provision which, individually and in the aggregate, are immaterial to the operations of the business of the Company as currently conducted and its financial position and results of operations), and no event has occurred which with notice or lapse of time would constitute any such breach or default or permit termination, modification, or acceleration thereunder;

                  (D) no party to any Third Party  Arrangement  has repudiated in writing any provision thereof;

                  (E) with respect to each Third Party Arrangement, if any,
            which is a sublicense, to the Founders' Knowledge, the representations and warranties set forth in subsections (A) through
            (D) above are true and correct with respect to the underlying license;

                  (F) to the Founders' Knowledge, the underlying item of
            Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge and is valid and enforceable;

                  (G) no action, suit, proceeding, hearing, charge, complaint, claim, or demand is pending or, to the Knowledge of either of the Founders, is threatened (and, to the Founders' Knowledge, no investigation is pending or threatened), which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                  (H) except in the ordinary course of business in connection with the sale of products, the Company has not granted any sublicense or similar right with respect to any Third Party Arrangement.

            (vi)  [intentionally omitted]

            (vii) (A) To the Founders' Knowledge (without due inquiry and without any inference that any patent search or similar investigation has been performed), the Company will not infringe upon or misappropriate any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted by it. Except for the Guzik settlement arrangements described in Section 2.2(m)(vii)(B) hereof and subject to the representations and warranties made by Founders with respect thereto in Section 2.2(m)(vii)(B), neither the Company nor, to the Founders' Knowledge, any of its officers and directors is a party to any agreement or subject to any order, judgment or decree which restricts the Company's rights relating to Intellectual Property, including the Company's right to enter into any business, employ any Intellectual Property in the operation of its business or develop or manufacture any product.

                  (B) The Company and Guzik have agreed, in a settlement conference before the U.S. Magistrate Judge, to an unwritten settlement arrangement with respect to Guzik Technical Enterprises, Inc. ("Guzik") v. Teletrac, Inc., United States District Court, Northern District of California, Case No. C-96-20273 SW ("Guzik") and any claims between the parties arising out of the facts alleged therein. This arrangement, which is subject to the preparation and execution of definitive written agreements, contemplates that the Company will no longer produce or sell its Laser 312 Upgrade and will not require payment by the Company or impose any liability (not including fees and costs of the company's counsel in defending and settling the action and write-offs against research and development, tooling and capital equipment) on the Company having a cost of more than $50,000 in the aggregate. All of such write-offs have been taken in the fiscal year ended January 31, 1997 or prior fiscal years. The settlement arrangement does not require the Company to refrain from producing or selling any product other than the Laser 312 Upgrade. Subject to restrictions on production and sale of the Laser 312 upgrade, such arrangement will not restrict: (x) the Company's rights relating to its Intellectual Property, or (y) the Company's right to employ or develop Intellectual Property, enter any business or develop or sell any product. Prior to the Closing, the Company will not enter into definitive agreements with respect to Guzik without the prior written consent of Buyer.

            (viii) Except for continuing technical innovation, research, development and improvement in the industry which the Company serves and in which it markets its products and services, which innovation, research, development and improvement is characterized by demands for increased performance capabilities, higher quality and lower costs, neither of the Founders has Knowledge (defined to be actual Knowledge without duty of inquiry other than inquiry of the other Sellers, except Mary Erdahl), of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which could be expected to supersede or make obsolete any product or process of the Company which either (a) contributed, during the Company's fiscal year ended January 31, 1997, greater than 5% of the Company's gross revenues, or (b) is expected to contribute, on the basis of the Forecast, greater than 5% of the Company's forecasted gross revenues for the fiscal year ending January 31, 1998.

      (n) Tangible Assets. The Company owns or leases all buildings, machinery, equipment and tooling necessary for the conduct of its business as presently conducted, except for customer furnished machinery, equipment, tooling and drawings and except for machinery, equipment and tooling which, individually and in the aggregate, are immaterial to the operations of the business of the Company as currently conducted and its financial position and results of operations. Each such tangible asset is, to the Founders' Knowledge, free from patent defects, and, to the Founders' Knowledge (without any duty of inquiry), free from latent defects. Each such tangible asset is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

      (o) Inventory. The inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, none of which is slow-moving (based on the nature of the Company's business), obsolete, damaged, or defective. The Company's sales orders and other contracts with its customers disclaim that the finished goods inventory sold by the Company thereunder are merchantable and fit for the purpose intended. The Company's raw material and goods in process inventories are fit for the purposes for which they were procured or manufactured.

      (p) Contracts. Section 2.2(p) of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

            (i) any agreement (or group of related agreements) for the lease to or from any person or other entity of machinery and equipment (other than office equipment), except for leases which can be terminated without penalty and have a term of one year or less entered into in the ordinary course of business;

            (ii) any agreement (or group of agreements providing for the sale or purchase of similar products or services from the same person or entity) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Company, or involve consideration in excess of $50,000;

            (iii) any agreement concerning a partnership or joint venture, other than any agreement providing for the joint development with customers or suppliers of products, provided such agreements have been entered into in the ordinary course of business, do not restrict the Company's ability to enter into any line of business or develop or employ any Intellectual Property (other than customary and usual provisions restricting the use and disclosure of proprietary information furnished by such customers or suppliers), and are not material to the conduct of the Company's business as presently conducted;

            (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, it being understood that indebtedness for borrowed money and capitalized lease obligations do not include accounts payable;

            (v) any agreement concerning confidentiality or noncompetition, other than the Founders' Non-Competition Agreements, the Non-Competition Agreements and confidentiality agreements entered into with suppliers in connection with products supplied to the Company and customers in connection with products produced by the Company in the ordinary course of business and confidentiality agreements entered into with customers and suppliers in connection with the joint production of products in the ordinary course of business, none of which individually is material to the operation of the business of the Company as presently conducted or financial condition or results of operations of the Company;

            (vi) any agreement with any of the Sellers or their affiliates (other than the Company) or associates, other than any agreements disclosed pursuant to any other provision of this Agreement and other than perquisites which are made available generally to all employees of the Company and which are not material.

            (vii) except for the Incentive Plan and the Sellers' Ancillary Documents and except as disclosed pursuant to any other provision of this Agreement, any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

            (viii) any collective bargaining agreement;

            (ix) except as disclosed pursuant to any other provision of this Agreement, any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

            (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, or employees since January 1, 1995 or pursuant to which any loan or advance remains outstanding;

            (xi) [intentionally omitted]

            (xii) except as disclosed pursuant to any other provision of this Agreement, any other agreement (or group of related agreements) the performance of which involves in excess of $50,000.

            (xii) any other material agreement to which the Company is a party or is bound or to which its assets are subject.

      The Sellers have delivered to the Buyer a true and complete copy of each written agreement listed in Section 2.2(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 2.2(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect, except to the extent such enforceability may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights, generally, or by general equitable principles; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) the Company is not in breach or default, and, to the Founders' Knowledge, the other party is not in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated in writing any provision of the agreement and to the Founders' Knowledge, no party has threatened to do so.

      (q) Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on the Company's books and records, are valid receivables subject to no outstanding setoffs or counterclaims (although notes and accounts receivables may be subject to legal and equitable set-off rights of customers), are current and collectible, and will be collected in accordance with their terms at their recorded amounts (except for amounts which, individually and in the aggregate, are immaterial to the operations of the business of the Company as currently conducted and its financial position and results of operations).

      (r) Powers of Attorney. There are no outstanding written powers of attorney executed on behalf of the Company, except for powers of attorney's which authorize the holders thereof to pick up mail for the Company and take other similar acts on behalf of the Company before governmental authorities.

      (s) Insurance. Section 2.2(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (providing property, casualty, liability, workers' compensation coverage, bond and surety arrangements and key-man life insurance) to which the Company has been a party or, to the Founders' Knowledge, a named insured or otherwise the beneficiary of coverage at any time within the past 5 years:

            (i) the name, address, and telephone number of the agent;

            (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

            (iii) the policy number and the period of coverage;

            (iv) a description of any retroactive premium adjustments or other loss-sharing arrangements.

      With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect, except to the extent such enforceability may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights, generally, or by general equitable principles; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor, to the Founders' Knowledge, any other party to the policy is in breach or default (with respect to the payment of premiums or the giving of notices) or in material breach of any other provision, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (D) no party to the policy has repudiated in writing any provision thereof or, to the Founders' Knowledge, threatened to do so; and (E) true and complete copies of such policies have been delivered to Buyer. The Company has been covered during the past 5 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 2.2(s) of the Disclosure Schedule describes any self-insurance arrangements affecting the Company, other than deductible, retention, co-pay and similar arrangements that are part of the policy coverage in effect under the policies listed in Section 2.2(s) of the Disclosure Schedule.

      (t) Litigation. The only instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge issued by any judicial or administrative court or tribunal or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, or (ii) is a party to any action, suit, proceeding of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or any arbitrator, or (iii) to the Knowledge of Founders, is threatened to be made a party to any such action, suit or proceeding or is the target of any outstanding investigation (or is threatened to be made the target of any investigation) of, in or before any such court, or quasi-judicial or administrative agency, is the outstanding action in Guzik. Neither Founder, after due inquiry (it being understood that due inquiry does not require inquiry of potential plaintiffs or of other persons other than the other Sellers (except for Mary Erdahl)), has any reason to believe that any such action, suit, proceeding, hearing, or investigation relating to events prior to the Closing may be brought or threatened against the Company, except for any such actions, suits, proceedings, hearings and investigations which, if brought or threatened, would not, individually and in the aggregate, have a Material Adverse Effect.

      (u) Product Warranty. Each product manufactured, sold, leased, or delivered by the Company during any warranty period which at the Closing has not expired has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties (except for such failures to be in conformity, which, individually and in the aggregate, are immaterial to the operations of the business of the Company as currently conducted and its financial position and results of operations) and the Company does not have any Liability for replacement or repair thereof or other damages in connection therewith except for any such Liabilities which, individually and in the aggregate, are immaterial to the operations of the business of the Company as currently conducted and its financial position and results of operations. During the Company's past three fiscal years warranty claims have not exceeded $30,000 per annum and the value (based on original sales price) of customer returns (not pursuant to warranty claims) has not exceeded $100,000 per annum. No product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 2.2(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions).

      (v) Product Liability. To the Founders' Knowledge, the Company has no Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company prior to the Closing.

      (w) Employees. No Seller and, to the Founders' Knowledge (determined without any duty of inquiry), no executive, key employee, or group of employees has any plans to terminate his or her employment relationship with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor, since February 1, 1995, has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice (as such term is defined under the National Labor Relations Act) within the applicable statute of limitations and has no Liability for sexual harassment, (including for hostile work environment) in respect of events which occurred prior to the Closing and as to which the applicable statute of limitations has not expired. Neither of the Founders has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

      (x) Employee Benefits.

            (i) "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program. "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2). "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1). "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37). "PBGC" means the Pension Benefit Guaranty Corporation.

            (ii) Section 2.2(x) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

                  (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws, except for any defect that can be corrected under the VCR or CAP programs.

                  (B) All required reports and descriptions (including Form 5500
            Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan, except for failures which would not involve the payment of more than $25,000 in the aggregate for all such failures. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code ss.4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid (within the time period in which such contributions are required to be paid under applicable ERISA regulations) to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past practice of the Company; provided, however, that all contributions which were due to be paid to each Employee Benefit Plan which is an Employee Pension Benefit Plan in respect of any time on or prior to January 31, 1997 have been paid or accrued on the audited balance sheet of the Company as of that date. All premiums or other payments that are required to have been paid for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  (D) Each such Employee Benefit Plan which is an Employee
            Pension Benefit Plan meets the requirements of a "qualified plan" under Code ss.401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                  (E) The market value of assets under each such Employee
            Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                  (F) The Sellers have delivered to the Buyer correct and
            complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

            (iii) With respect to each Employee Benefit Plan that the Company maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                  (A) No such Employee Benefit Plan which is an Employee Pension
            Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event (within the meaning of ERISA ss.4043)) as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Founders (or employees with responsibility for employee benefits matters) of the Company, threatened.

                  (B) To the Founders' Knowledge, there have been no Prohibited
            Transactions (within the meaning of ERISA ss.4046 or Code ss.4975) with respect to any such Employee Benefit Plan. To the Founders' Knowledge, no Fiduciary (within the meaning of ERISA ss.3(21)) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Founders (or employees with responsibility for employee benefits matters), threatened. Neither Founder has any Knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                  (C) To the Founders' Knowledge, the Company has not incurred, and neither of them has any reason to expect that the Company will incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

            (iv) The Company does not contribute to, never has contributed to, and never has been required to contribute to any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiemployer Plan.

            (v) The Company does not maintain or contribute to, never has maintained or contributed to, and never has been required to maintain or contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code ss.4980B).

            (vi) The Company has never been part of a Controlled Group of Corporations (as defined in Section 1563 of the Code).

      (y) Guaranties. The Company is not a party to any written guaranty or surety agreements for the benefit of any other person or entity and, except for indemnification and similar obligations arising under common law, statutory provisions or its Charter or Bylaws for the benefit of its officers, directors, employees and agents (collectively, "Statutory Indemnification"), is not otherwise liable for any Liability of any person or other entity. No claim for Statutory Indemnification is outstanding or, to the Founders' Knowledge, threatened.

      (z)   Environmental, Health, and Safety Matters.

            (i) "Environmental Laws" means, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq., the
      Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss. 136 et seq., The Clean Air Act, 42 U.S.C. ss. 7401
      et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. ss. 1251 et seq., the Safe Drinking Water Act, 42 U.S.C.
      ss. 300f et seq., the Occupational Safety and Health Act, 29
      U.S.C. ss. 641 et seq., the Hazardous Materials Transportation
      Act, 49 U.S.C. ss. 1801 et seq., as any of the above statutes have been or may be amended from time to time, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters, as the same have been or may be amended from time to time, including any common law cause of action providing any right or remedy relating to Environmental Matters, all indemnity agreements and other contractual obligations (including leases, asset purchase and merger agreements) relating to Environmental Matters, and all applicable judicial and administrative decisions, orders, and decrees relating to Environmental Matters.

            "Environmental Matters" means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety, health or safety of employees, sanitation, and any matters relating to emissions, discharges, disseminations, releases or threatened releases, of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Substances.

            "Facilities" any real property, leaseholds, real property or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

            "Hazardous Substances" means any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, Bevill Amendment materials, lead, asbestos and asbestos-containing materials ("ACM"), building construction materials and debris, polychlorinated biphenyls (PCBs") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or may now or in the future form the basis of liability under, any Environmental Laws.

            (ii) The Company at all times has been operated, and is in compliance with, in all material respects, all applicable Environmental Laws.

            (iii) The Company (1) has obtained, and is in compliance in all material respects with, all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws ("Environmental Permits"), and (2) has made all appropriate filings for issuance or renewal of such Environmental Permits.

            (iv) All of the Company's Facilities are free of any Hazardous Substances (except those authorized pursuant to and in accordance with Environmental Permits held by the Company) and free of all contamination arising from, relating to, or resulting from any such Hazardous Substances, and there has been no release or other dissemination at any time of any Hazardous Substances at, on, or about, under or within any Facilities or other real property owned, leased, operated or controlled by any predecessor of the Company (other than pursuant to and in accordance with permits held by the Company or any such predecessor).

            (v) There are no claims, notices (including, without limitation, notices that the Company is or may be a potentially responsible person or otherwise liable in connection with any waste disposal site containing Hazardous Substances or other location allegedly used for the disposal of Hazardous Substances), civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or to the Founders' Knowledge threatened that relate to the Company or any of the Facilities and are based on or related to any Environmental Law or the failure to have, or to comply with, any required Environmental Permits).

            (vi) There are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans: (1) that may interfere with or prevent continued compliance by the Company with Environmental Laws and the requirements of Environmental Permits, or
      (2) that may give rise to any liability or other obligation under any Environmental Laws that may require the Company to incur any actual or potential Damages, or (3) that may form the basis of any claim, action, suit, proceeding, hearing, investigation or inquiry against or involving the Company based on or related to any Environmental Matter.

            (vii) There are no underground or aboveground storage tanks, incinerators or surface impoundments at, on, or about, under or within any Facilities. Section 2.2(z) of the Disclosure Schedule also lists all underground or aboveground storage tanks, incinerators or surface impoundments that, to the Founders' Knowledge, were removed from any Facilities.

            (viii) The Company has not used any waste disposal site, or otherwise disposed of, transported, or arranged for the transportation of, any Hazardous Substances to any place or location, or in violation of any Environmental Laws.

            (ix) No lien exists, and, to the Founders' Knowledge, no condition exists which could result in the filing of a lien, against any Facilities under any Environmental Law or relating to any Environmental Matter.

            (x) The Founders have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Founders or the Company pertaining to Hazardous Substances at, on, about, under or within any Facilities or other real property owned, leased, operated or controlled by an predecessor of the Company, or concerning compliance by Founders, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

            (xi) The Company has not used at any of its Facilities, Tetrachloroethene ("PCE") or Trichloroethene ("TCE") or any product containing PCE or TCE.

      (aa) Certain Business Relationships with the Company. Except for their service as officers and directors of the Company and their employment as full-time employees of the Company, none of the Sellers and, to the Founders' Knowledge, their affiliates and associates (as such terms are defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended) has been involved in any business arrangement or relationship with the Company since January 31, 1996. Section 2.2(aa) of the Disclosure Schedule sets forth a true and complete list of the terms of such service and employment, including specific references to other sections of the Disclosure Schedule providing disclosure of certain of the terms of such service and employment (including
Section 2.2(x) of the Disclosure Schedule with respect to Employee Benefit Plans), and excluding reimbursement arrangements of reasonable travel and business expenses incurred in the ordinary course of business and immaterial perquisites made available generally to all employees in the ordinary course of business. None of the Sellers and, to the Founders' Knowledge, their affiliates and associates owns any asset, tangible or intangible, which is used in the business of the Company, except for the rights of Dave Barker under the Barker Patent, which has been assigned in full and irrevocably to the Company without payment by the Company, and except for hand tools, calculators, lap tops and other similar items provided by employees at their expense and which are not material to the operations of the business of the Company as currently conducted.

      (bb) Disclosure. The representations and warranties contained in this
Section 2 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 2, under the circumstances under which they were made, not misleading.

      (cc) Disclaimer. The representations and warranties set forth in this Agreement and the Sellers' Ancillary Documents are the only representations and warranties made by or on behalf of the Sellers and no other representations or warranties, expressed, implied or statutory, have been made by or on behalf of the Sellers with respect to this Agreement, the Sellers' Ancillary Documents or the transactions contemplated herein or therein, or with respect to the Company (including its business, financial condition, operations, prospects and technology).

      (dd) No Representation Regarding Tax Treatment. No representation or warranty is made by the Sellers regarding the treatment of this transaction (including the Tax consequences to any party to the Stockholder Agreement ) for federal, state, local or other income taxation treatment purposes.

                                    SECTION 3

                 Representations and Warranties of the Buyer

      The Buyer represents and warrants to and agrees with the Sellers, except as set forth in Annex I attached hereto, as follows:

      (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

      (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and each other agreement, certificate, instrument or other document to which Buyer is a party and delivered to Sellers or the Company by Buyer in connection herewith or pursuant hereto (collectively, including any Sellers' Ancillary Document to which Buyer is a party, "Buyer's Ancillary Documents") and to perform its obligations hereunder and thereunder. This Agreement and each Buyer's Ancillary Document constitute the valid and legally binding obligations of the Buyer, enforceable against Buyer in accordance with their respective terms and conditions, except to the extent such enforceability may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' right generally or by general equitable principles. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement or any Buyer's Ancillary Document.

      (c) Non-contravention. Neither the execution and the delivery of this Agreement or any Buyer's Ancillary Document, nor the consummation of the transactions contemplated hereby or thereby, will (A) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject (except for any violations of such statutes, regulations and rules which, individually or in the aggregate, would not have a Material Adverse Effect) or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except, in the case or this clause (B), for any such conflicts, breaches, defaults, accelerations, rights or failures to give notices which would not, individually or in the aggregate, have a Material Adverse Effect.

      (d) Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

      (e) Investment. The Buyer is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

      (f) SEC Documents; Buyer Financial Statements. Buyer has furnished to Sellers a true and complete copy of each statement, report, registration statement and other filings filed with the Securities Exchange Commission ("SEC") by Buyer since January 1, 1996, and, prior to the Closing Date, Buyer will have furnished Sellers with true and complete copies of any additional documents filed with the SEC by Buyer prior to the Closing Date (collectively, the "SEC Documents"). In addition, Buyer has made available to Sellers all exhibits to the SEC Documents filed prior to the date hereof, and will promptly make available to Sellers all exhibits to any additional SEC Documents filed prior to the Closing Date. All material documents required to be filed as exhibits to the SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with the terms, and neither Buyer nor any of its subsidiaries is in material default thereunder. As of their respective filing dates, the SEC Documents complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document. The audited and unaudited consolidated financial statements of the Company included in the SEC Reports have been prepared in accordance with GAAP applied on a consistent basis (except as stated in such financial statements) and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments.

      (g) Access to Information. The Buyer acknowledges that it and its representatives have been afforded the opportunity to conduct a due diligence review and an examination of certain of the books, records, financial statements, facilities, business, operations, personnel and other matters about the Company made available to Buyer by the Company prior to entering into this Agreement. Subject to the last sentence of Section 4(f) hereof, to the extent, if any, that the Buyer has, during the course of this due diligence investigation, obtained actual Knowledge of facts indicating that any of the Sellers is in breach of any of the representations and warranties set forth in
Section 2 hereof, Buyer shall be deemed to have Knowledge of such facts and shall be deemed to have waived any right to recover against such Seller on account of any damages, loss or liability resulting from any such breach; provided, however, that Sellers agree that Buyer has had and has no duty to conduct an inquiry or otherwise acquire Knowledge of any such facts; and provided further, however, that in any proceeding involving a claim by Buyer of a breach of any representation and warranty by any of the Sellers, each such Seller shall have the entire burden of proving any such Knowledge by Buyer of such facts.

      (h) Disclaimer. The representations and warranties set forth in this Agreement and the Buyer's Ancillary Documents are the only representations and warranties made by or on behalf of the

Buyer's and no other representations or warranties, expressed, implied or statutory, have been made by or on behalf of Buyer with respect to this Agreement, the Buyer's Ancillary Documents or the transactions contemplated herein or therein, or with respect to the Buyer (including its business, financial condition, operations, prospects and technology).

      (i) No Representation Regarding Tax Treatment. No representation or warranty is made by the Buyer regarding the treatment of this transaction (including the Tax consequences to any party to the Stockholder Agreement) for federal, state, local or other income taxation treatment purposes.

                                    SECTION 4

                              Pre-Closing Covenants

      With respect to the period between the execution of this Agreement and the
Closing:

      (a) General. Each of the parties will use his, her or its reasonable efforts to take all action and to do all things necessary, proper and advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

      (b) Notices and Consents. The Sellers will cause the Company to give any notices to third parties, and will cause the Company to use its reasonable efforts to obtain any third party consents (to the extent that neither the Company nor Sellers are required to incur any significant expense in making such reasonable efforts), that are required (based on any disclosure in Section 2.1(b) or 2.2(c) of the Disclosure Schedule) in connection with the matters referred to in Section 2.1(b) and 2.2(c) hereof. Each of the parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies required (based on any disclosure in Section 2.1(a), 2.1(b), 2.2(c) or 3(b) of the Disclosure Schedule or Annex I hereto) in connection with the matters referred to in Sections 2.1(a), 2.2(b), 2.2(c) and 3(b) hereof.

      (c) Operation of Business. Except as expressly required under any other provision of this Agreement or the Sellers' Ancillary Documents, the Sellers will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction which is not in the ordinary course of business and is not consistent with past practice. Without limiting the generality of the foregoing, the Sellers will not cause or permit the Company to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) amend the Charter or Bylaws, (iii) adopt any resolution of the Board of Directors of the Company providing for the sale of the Company (other than pursuant to this Agreement) or any extraordinary transaction, such as a merger, sale of all or substantially all of the assets of the Company, or a liquidation of the Company, (iv) otherwise engage in any practice, take any action, or enter into any transaction of the sort which, if it occurred, would result in a breach of any of the Sellers' representations and warranties, covenants or agreements contained in Section 2 or any other Section hereof.

      (d) Preservation of Business. The Sellers will cause the Company to use reasonable efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

      (e) Full Access. Subject to the provisions of Section 4(h) hereof, the Sellers will permit, and will cause the Company to permit, representatives of the Buyer to have full access at all reasonable times, upon reasonable notice, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel (after prior consultation with the Company's President), books, records (including Tax records), contracts, and documents of or pertaining to the Company.

      (f) Notice of Developments. The Sellers will give prompt written notice to the Buyer of any development which, to the Knowledge of any of them, causes a breach of any of their representations and warranties, covenants and agreements in Section 2 or any other Section hereof. Buyer will give prompt written notice to Sellers of any development which, to its Knowledge, causes a breach of any of its representations and warranties, covenants and agreements in Section 3 or any other Section hereof. Such disclosures shall be subject to the confidentiality provisions of Section 4(h) hereof. No disclosure by any party pursuant to this
Section 4(f) shall be deemed to amend or supplement the Disclosure Schedule or any other Schedule or Annex hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant or agreement or, notwithstanding Sections 2.1(e) and 3(g) hereof, diminish or relieve the breaching party's liability resulting from such breach.

      (g) Exclusivity. Except for the sale of Company Shares pursuant to this Agreement, the Sellers will not (and the Sellers will cause the Company, its officers and directors and Sellers' and the Company's respective representatives not to) (i) solicit, initiate or encourage the submission of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, furnish any confidential information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or other entity to make or consummate, an Acquisition Proposal, or seek to do any of the foregoing, or (iii) sell or otherwise dispose of any of their Company Shares (or any interest therein) or enter into any arrangement or agreement providing for the consummation of any Acquisition Proposal or otherwise relating to their Shares, except that this clause (iii) shall not prohibit the disposition of Company Shares by any Seller to a trust established by such Seller for the benefit of such Sellers' heirs, provided that the trustee and all beneficiaries of such trust shall agree to be bound by the terms of this Agreement applicable to such Seller and, to the extent applicable, the Stockholder Agreement and deliver an instrument in writing satisfactory to Buyer and its counsel evidencing such agreement, and provided further that any such disposition shall not relieve such Seller of its obligations, including indemnification obligations, under this Agreement or the Stockholder Agreement. None of the Sellers will vote their Company Shares in favor of any Acquisition Proposal, except as contemplated by this Agreement. The term "Acquisition Proposal" means any proposal for a merger or other business combination or similar transaction involving the Company or for the acquisition of a substantial equity interest in (including Company Shares purchased from a Seller) or a substantial part of the assets of the Company. The Sellers shall promptly provide written notice to Buyer of the receipt of any Acquisition Proposal, and any proposal, inquiry or contact with any person or other entity with respect thereto, and shall, in any such notice, indicate in reasonable detail the identity of the offeror and principal terms and conditions thereof and keep Buyer informed promptly of the status thereof.

      (h)   [intentionally omitted]

      (i) Environmental Investigation. Buyer shall have the right to (a) inspect records, reports, permits, applications, monitoring results, studies, correspondence data and any other information or documents relevant to Environmental Matters, (b) inspect all buildings and equipment at the Facilities, and (c) conduct tests of the soil surface or subsurface waters at, in, on, beneath or about the Facilities as may be recommended by an environmental consultant engaged by Buyer; provided, however, that, in each case, such tests and inspections shall be conducted only (i) during regular business hours and upon reasonable notice and (ii) in a manner that will not unduly disrupt or interfere with the operation of the business of the Company.

      (j) Prepayment. On or prior to the Closing, Sellers shall cause Company to prepay in full all outstanding indebtedness for borrowed money, all additional indebtedness for borrowed money which becomes outstanding hereafter under agreements outstanding on the date hereof and all lease obligations in respect of machinery and equipment other than the lease agreement relating to the Network Analyzer having an original value of approximately $38,000 (collectively "Obligations") and obtain a full release of any security interests granted in the assets of the Company to secure the Obligations. Section 4(j) of the Disclosure Schedule lists all Obligations outstanding on the date hereof and all agreements, notes and other instruments evidencing such Obligations or pursuant to which additional Obligations may become outstanding and all security interests in assets of the Company and all guarantees of the Founders granted or issued in connection therewith. If, at the Closing, the Company shall not have sufficient funds to permit prepayment in full of all Obligations, the Company shall apply such funds as it does have to such prepayment and Buyer shall advance to the Company such additional amounts as are required to permit prepayment in full of the Obligations.

                                    SECTION 5

                             Post-Closing Covenants

      The parties agree as follows with respect to the period following the Closing.

      (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 7 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of or pertaining to the Company.

      (b) Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining in all material respects the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the businesses of the Company to the Buyer from and after the Closing, except to the extent such inquiries involve matters as to which such Sellers, in their respective roles as continuing employees of the Company, would customarily respond in the ordinary course of the Company's business.

      (c) Maintenance of Management Incentive Compensation Bonus Plan. The Buyer will cause the Company to maintain the Management Incentive Compensation Plan (the "Incentive Plan") in substantially the form as that set forth in Exhibit 5(c), for the Incentive Periods set forth in the Incentive Plan, which Incentive Plan is to be implemented and adopted concurrently with and as a condition to the Closing. Subject to Section 10(q) hereof, Buyer further agrees, irrevocably and unconditionally, to guarantee when due the full, faithful and complete payment and performance of all obligations of the Company under the Incentive Plan. Sellers understand and agree that neither Buyer nor the Company shall have any obligation to maintain the Incentive Plan beyond the last Incentive Period set forth in the Incentive

Plan and Buyer intends to cause the Incentive Plan to be terminated thereafter; provided, however, that such termination shall not affect the rights of participants in the Incentive Plan to any unpaid amounts in respect of any Incentive Period set forth in the Incentive Plan to which participants are entitled under the terms of the Incentive Plan.

      (d) Director and Officer Liability and Indemnification. For a period of seven (7) years after the Closing Date, Buyer shall not permit the Company to amend, repeal or modify the provision in the Charter and Bylaws relating to the exculpation or indemnification of former officers and directors (unless required by law), it being the intent of the parties that the officers and directors of the Company prior to the Closing shall continue to be entitled to such exculpation and indemnification by the Company to the fullest extent permitted under applicable law.

      (e) Ratification by Buyer as Sole Shareholder. Immediately following the Closing, Buyer, as the sole shareholder of the Company, shall cause the Board of Directors of the Company to adopt resolutions, in form satisfactory to counsel for the Founders, ratifying and approving: (i) this Agreement and the transactions contemplated herein; (ii) the adoption and implementation of the Incentive Plan (including the election of Richard Howitt as the sole member of the Committee under the Incentive Plan) and the Founders' Employment Agreements and Key Employees' Severance Agreements; and (iii) the election of each of the Founders as members of the Board of Directors of the Company.

                                    SECTION 6

                        Conditions to Obligation to Close

      (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it at the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties of each Seller set forth in
      Section 2.1 and the representations and warranties of the Founders in
      Section 2.2(b) hereof shall be true in all respects at and as of the Closing Date as if made on the Closing Date.

            (ii) each of the other representations and warranties of the Founders set forth in Section 2.2 hereof shall be true and correct in all material respects at and as of the Closing Date as if made on the Closing Date;

            (iii) the Founders shall have performed and complied in all respects with their agreements and covenants contained in Section 4(j) hereof and each Seller shall have performed and complied with his or her other covenants and agreements contained herein required to be performed by him or her on or prior to the Closing in all material respects;

            (iv) the Company shall have procured all of the third party consents specified in Section 4(b) hereof and the same shall be in full force and effect;

            (v) (x) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or any Sellers' Ancillary Document, or Buyer's Ancillary Document, (B) cause any of the transactions contemplated by this Agreement or any Sellers' Ancillary Document or Buyer's Ancillary Document to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Company Shares (including Retained Shares) or to control the Company, (D) affect adversely the right of the Company to own its assets or to operate its businesses as now conducted or proposed to be conducted or the ability of the Company to enter any other line of business or employ or develop any Intellectual Property or (E) impose material damages on the Company, Buyer or any of their affiliates, and (y) no such injunction, judgment, order, decree, ruling or charge shall have been entered after the date hereof or be in effect;

            (vi) the relevant Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in
      Section 6(a)(i)-(v) is satisfied in all respects;

            (vii) the relevant Sellers shall have executed and delivered to Buyer the Sellers' Releases, Non-Competition Agreements, Founders' Non-Competition Agreements, Founders' Employment Agreements, Key Employees' Severance Agreements and Stockholder Agreement and the same shall be in full force and effect;

            (viii) the Buyer shall have received from Price Postel-Parma LLP, counsel to the Founders, the opinion in form and substance as set forth in
      Exhibit 6(a)(viii) attached hereto, addressed to the Buyer, and dated as of the Closing Date;

            (ix) the directors of the Company shall have elected to the Board of Directors of the Company Buyer's designees;

            (x) the Buyer shall have received the estoppel certificate in the form of Annex VI(a)(x) hereto from the landlord of the Company's facility, dated the Closing Date and duly executed by the landlord;

            (xi) the results of Buyer's environmental investigation pursuant to
      Section 4(i) hereof shall be satisfactory to Buyer in its sole discretion;

            (xii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

            (xiii) the Buyer shall have received the consent of its lenders under Buyer's credit agreement in respect of the Retained Shares and the performance by Buyer of its obligations under the Stockholder Agreement.

            (xiv) each of the Sellers shall have tendered his or her performance of all of the actions required to be taken by him or her at the Closing, it being understood and agreed that Buyer shall have no obligation to any Seller at the Closing unless each Seller shall have performed his or her obligations required to be performed by him or her at the Closing .

The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

      (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them at the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in Section 3 above shall be true and correct in all respects at and as of the Closing Date as if made on the Closing Date;

            (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects required to be performed by Buyer on or prior to the Closing;

            (iii) (x) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
      (A) prevent consummation of any of the transactions contemplated by this Agreement or any Sellers' Ancillary Documents or (B) cause any of the transactions contemplated by this Agreement or any Sellers' Ancillary Document to be rescinded following consummation, and (y) no such injunction, judgment, order, decree, ruling, or charge shall be in effect;

            (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

            (v) Buyer or the Company, as the case may be, shall have executed and delivered to the relevant Sellers the Non-Competition Agreements, Founders' Non-Competition Agreements, Founders' Employment Agreements, Key Employees' Severance Agreements and the Stockholder Agreement and the same shall be in full force and effect; and

            (vi) the Founders shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit 6(b)(vi) attached hereto, addressed to the Founders, and dated as of the Closing Date; and

            (vii) the Founders shall have received full and complete releases, in form satisfactory to their counsel, of any and all continuing obligation or liability under the personal guarantees listed in Section 4(j) of the Disclosure Schedule.

      The Founders, acting jointly (the "Requisite Sellers"), may waive any condition specified in this Section 6(b) if they execute a writing so stating at or prior to the Closing and, by executing this Agreement, the Sellers hereby irrevocably appoint and constitute the Requisite Sellers as their attorney-in-fact to waive any such conditions and take all such other actions which the Requisite Sellers are entitled to take as provided in this Agreement and release the Requisite Sellers from any liability (except fraud or willful misconduct) in connection therewith.

                                    SECTION 7

                   Remedies for Breaches of This Agreement

      (a) Survival of Representations and Warranties. All of the representations and warranties of the Sellers contained in Section 2.1 (other than Section 2.1(d)) hereof shall survive the Closing and continue in full force and effect for a period of four years thereafter. All of the representations and warranties of the Sellers and the Founders, as the case may be, contained in Sections 2.1
(d) and 2.2(b)
hereof shall survive the Closing and continue in full force and effect for a period of seven years thereafter. All of the representations and warranties of the Founders contained in Sections 2.2(k), 2.2(x) and 2.2(z) hereof shall survive the Closing and continue in full force and effect, respectively, for (x) a period thereafter ending on the expiration of the applicable statue of limitations, (y) a period of five years thereafter and (z) ten years thereafter. All of the other representations and warranties of the Founders contained in
Section 2.2 (other than the representations and warranties contained in the last sentence of Section 2.2(g) and the representations and warranties contained in Sections 2.2(n), 2.2(o) ,2.2(m)(viii) and 2.2(q)) hereof shall survive the Closing and continue in full force and effect for a period ending on April 13, 2000. All of the representations and warranties of the Founders contained in the last sentence of Section 2.2(g) and all of the representations and warranties of the Founders contained in Sections 2.2(n), 2.2(o), 2.2(m)(viii), 2.2(q) and 10(l) hereof shall survive the Closing and continue in full force and effect for a period ending on March 28, 1998. All of the representations and warranties of Buyer contained in this Agreement shall survive the Closing and continue in full force and effect for a period ending on April 13, 2000.

      (b) Indemnification Provisions for Benefit of the Buyer. In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of their representations, warranties, covenants or agreements contained herein, and, if there is an applicable survival period pursuant to Section 7(a) hereof, provided that the Buyer makes a written claim for indemnification against any of the Sellers pursuant to Section 10(h) hereof within such survival period, then each of the Sellers agrees to indemnify the Buyer and its affiliates and each of their respective officers, directors, shareholders and each of the foregoing persons' and entities' successors, transferees and assigns (each, a "Buyer Indemnitee") from and against all Adverse Consequences the Buyer or any other Buyer Indemnitee may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach) ; provided, however, that the Sellers shall have no obligation to indemnify the Buyer or any other Buyer Indemnitee from and against Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Sellers (other than any representations and warranties contained in Section 2.2(k), 2.2(q) or 10(l)), until the Buyer Indemnitees have suffered Adverse Consequences (including in respect of Environmental Costs) by reason of all such breaches) (or alleged breaches) in excess of $50,000, at which point the Sellers will be obligated to indemnify the Buyer Indemnitees for Adverse Consequences in excess of such amount, subject to the next succeeding proviso; and provided further, however, that (A) the Founders collectively shall have no obligation to indemnify the Buyer Indemnitees from and against Adverse Consequences (including in respect of Environmental Costs) in excess of $5,000,000, each Founder shall have no obligation to indemnify the Buyer Indemnitees from and against Adverse Consequences (including in respect of Environmental Costs) in excess of $2,500,000 and each Founder shall, subject to his maximum individual liability of $2,500,000, be jointly and severally liable for a breach by the other Founder of its indemnification obligations hereunder, and (B) the other Sellers shall have no obligation to indemnify the Buyer Indemnitees from and against Adverse Consequences (including in respect of Environmental Costs) in excess of the amounts set forth, respectively, opposite each of such other Sellers' names on
Schedule I hereto (the "Section 7(b) Amounts"), and the indemnification obligations of such other Sellers shall be several and not joint. The term "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs (including Environmental Costs), amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses. It is understood that Buyer shall not be deemed to have suffered Adverse Consequences attributable to a breach by the Founders of their representations and warranties contained in

Section 2.2(k) hereof, to the extent of any refund of Taxes received by the Company after the Closing in respect of any period prior to the Closing.

      (c) Indemnification Provisions for Benefit of the Sellers. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 7(a) above, provided that any of the Sellers makes a written claim for indemnification against the Buyer pursuant to Section 10(h) below within such survival period, then the Buyer agrees to indemnify each of the Sellers and their respective heirs and assigns (each, a "Seller Indemnitee")from and against all Adverse Consequences the Seller Indemnitees may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller Indemnitees may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Buyer shall have no obligation to indemnify the Seller Indemnitees from and against Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Buyer until the Seller Indemnitees have suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of $50,000, at which point the Buyer will be obligated to indemnify the Seller Indemnitees for Adverse Consequences in excess of such amount, subject to the next succeeding proviso; and provided further, however, that Buyer shall have no obligation to indemnify the Seller Indemnitees from and against Adverse Consequences in excess of an amount equal to the product of 53,000 and $14.163 for all Adverse Consequences suffered by the Seller Indemnitees.

      (d)   Matters Involving Third Parties.

            (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 7 (other than Section 7(e) hereof), then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

            (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

            (iv) In the event any of the conditions in Section 7(d)(ii) hereof is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith),
      (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this
      Section 7.

      (e) Environmental Indemnification. Notwithstanding any other provision of this Agreement, from and after the Closing Date, Founders will jointly and severally indemnify, defend and hold harmless Buyer, its affiliates, and each of the foregoing's respective officers, directors, shareholders, successors, transferees and assignees (each of the foregoing a "Buyer Environmental Indemnitee") from and against, and will reimburse each Buyer Environmental Indemnitee for, all Environmental Costs, whenever incurred, based upon, arising from or related to any conditions, events, circumstances, facts, activities, practices, incidents, actions or omissions occurring or existing on or prior to the Closing Date

            (i) at, on, under, about, within or migrating from or onto any property currently or formerly owned, leased or operated by the Company or any of its subsidiaries or any of their respective predecessors, or

            (ii) otherwise related to the Company or any of its subsidiaries, any other currently or previously existing subsidiary or related entity of the Company or any of its subsidiaries, or any divested entity, business, facility or property of the Company or any of its subsidiaries or any of their predecessors or related entities, in each case regardless of whether such Environmental Costs are known, unknown, disclosed, undisclosed, fixed or contingent, and in each case including, without limitation, any such Environmental Costs arising from the use, storage, handling, treatment, processing, disposal, generation, transportation or release of any Hazardous Substances at any on-site or off-site location on or prior to the Closing Date.

      "Environmental Costs" shall mean, without limitation, any actual or potential cleanup costs, remediation, removal, or other response costs (including without limitation costs to cause the Company or its subsidiaries, or any of the Company's or its subsidiaries' properties or assets, to come into compliance with Environmental Laws), investigation costs (including without limitation fees of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies), losses, liabilities or obligations (including without limitation liabilities or obligations under any lease or other contract), payments, damages (including without limitation any actual, punitive or consequential damages under any statutory laws, common law cause of action or contractual obligations, and any damages (a) of third parties from personal injury or property damage, or (b) to natural resources), civil or criminal fines or penalties, judgments, amounts paid in settlement and fees (including without limitation fees of consultants, counsel, and other experts in connection with any action or proceeding), arising out of, relating to, or resulting from any Environmental Matter.

      If a Buyer Environmental Indemnitee seeking indemnification under this
Section 7(f) or Section 2.2(z) relating to the breach of any representation or warranty set forth in Section 2.2(z) receives notice of any order, directive, decree, demand, notice of potential liability, or complaint by any governmental authority or other third party, or the commencement of any action, proceeding or investigation by any governmental authority or other third party, or becomes aware of, or wishes to make, any claim for indemnification other than a third-party claim, in each case that may result in Environmental Costs (each of the foregoing, an "Environmental Claim"), Buyer Environmental Indemnitee shall give notice thereof ("Environmental Claim Notice") to the Founders. Failure of the Buyer Environmental Indemnitee to give notice pursuant to this Section 7(f) shall not relieve the Founders of their obligations, except to the extent that Founders are actually prejudiced by such failure to give notice. Within sixty
(60) days of providing such notice, the Buyer Environmental Indemnitee shall elect whether to assume the defense or control of the Environmental Claim described in the Environmental Claim Notice. If the Buyer Environmental Indemnitee elects to assume the defense or control (including the planning or implementation of any investigation, remediation or other response action) of the Environmental Claim, the Buyer Environmental Indemnitee shall, without prejudice to any of the Buyer Environmental Indemnitee's rights hereunder, defend or control the Environmental Claim at the Founders' expense. If the Buyer Environmental Indemnitee does not respond within such 60-day period or responds during such 60-day period but elects not to assume the defense or control of the Environmental Claim, then the Founders shall be obligated to defend or control the Environmental Claim, at their own expense and by counsel and environmental experts chosen by the Founders and reasonably satisfactory to the Buyer Environmental Indemnitee.

      (f) Adjustment to Purchase Price. All indemnification payments under this Section 7 shall be deemed adjustments to the purchase price.

                                    SECTION 8

                          Tax Matters; Other Agreements

      8.1. Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

      (a) Tax Periods Ending on or Before the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all tax periods ending on or prior to the Closing Date which have not been filed prior to the Closing Date ("Pre-Closing Tax Returns"). Buyer shall permit Sellers to review and comment on each such Pre-Closing Tax Return prior to filing, to the extent such Pre-Closing Tax Return relates to operations of the Company on or prior to the Closing Date.

      (b) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date.

      (c)   Cooperation on Tax Matters.

            (i) Buyer, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

            (ii) Buyer and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

            (iii) Buyer and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

      (d) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

      (e) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any California State gains tax and any similar tax imposed in other states or subdivisions), shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

      8.2.  Other Agreements.

      (a)   Invention Assignment.

            (i) Each Seller agrees that all inventions, modifications, innovations, discoveries or other developments related directly or indirectly to the Company's business (collectively "Inventions") made by such Seller while employed by the Company prior to or after the Closing shall be the property of the Company and that the Company shall have the exclusive proprietary rights and ownership in them.

            (ii) Each Seller will make full and prompt disclosure to the Company of all Inventions, which are created, made, conceived or reduced to practice by such Seller or jointly with others while employed by the Company prior to or after the Closing, whether or not during normal working hours or on the premises of the Company, subject to California Labor Code Section 2870 to the extent applicable.

            (iii) Each Seller agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all of such Seller's right, title and interest in and to all Inventions and all related patents, patent applications, copyrights and copyright applications. This Section 8.2(a) shall not apply to Inventions which do not relate to the present or planned business or research and development of the Company and which are made and conceived by such Seller not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Confidential Information. Each Seller understands that, to the extent this Agreement shall be construed in accordance with the laws of any state (such as California Labor Code Section 2870 to the extent applicable) which precludes a requirement in any agreement to assign certain classes of Inventions, this Section 8.2(a) shall be interpreted not to apply to any Invention which a court rules and/or the Company agrees falls within such classes. Each Seller also hereby waives all claims to moral or equitable rights in any Inventions.

            (iv) Each Seller agrees to cooperate fully with the Company, at the Company's sole expense, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Inventions. Each Seller shall, at the Company's expense, sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which are reasonably necessary or desirable in order to protect the Company's rights and interests in any Invention. Each Seller further agrees that if the Company is unable, after reasonable effort, to secure the signature of such Seller on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of such Seller, and such Seller hereby irrevocably designates and appoints each executive officer of the Company as such Seller's agent and attorney-in-fact to execute any such papers on such Seller's behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interest in any Invention, under the conditions described in this sentence.

            (v) So long as TransMedica, Inc. and its affiliates are not engaged in the present or planned business or research and development of the Company from time to time, Buyer and the Company acknowledge that Bart Norton's work for such entities shall not constitute a violation of this Section 8.2(a).

      (b) Confidentiality. Prior to and after the Closing, each of the Company, the Sellers and the Buyer will treat and hold confidential all of the Confidential Information (as defined below), refrain from using any of the Confidential Information, except in connection with this Agreement or their employment by the Company after the Closing, and deliver promptly to the Company or Buyer, at the request and option of the Buyer, or to the Company, at the request and option of the Company, as the case may be, all tangible embodiments (and all copies) of the Confidential Information which are in his, her or its possession. In the event that Buyer or any of the Sellers or the Company is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Sellers or Buyer or the Company, as the case may be, will notify the other promptly of the request or requirement so that the other may seek an appropriate protective order or waive compliance with the provisions of this Section 8.2(b). If, in the absence of a protective order or the receipt of a waiver hereunder, the Buyer or any of the Sellers or the Company is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that person or entity may disclose the Confidential Information to the tribunal; provided, however, that the disclosing person or entity shall use his, her or its best efforts to obtain, at the request of the other, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the other shall designate. As used herein, the term "Confidential Information" means all information disclosed to any Seller, the Company or Buyer, as the case may be, in connection with this Agreement, or known by any Seller as a consequence of, or through, employment by the Company prior to the Closing, including, without limitation, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, source and object codes, data, programs, other works of authorship, information regarding plans for research, development, new products, marketing plans, financial information, methodologies, know-how, processes, trade secrets, practices, projections, forecasts, formats, systems data gathering methods or strategies and other Intellectual Property of the Company or Buyer or any of their respective affiliates. Notwithstanding the immediately preceding sentence, Confidential Information shall not include any information that (a) is, or becomes, a part of the public domain or generally available to the public other than as a result of a breach by the relevant party of this confidentiality provision; (b) is or becomes available to any Seller, the Company or Buyer, as the case may be, from a source other than the Company or Buyer, provided at the time it is made so available Seller, the Company or Buyer, as the case may be, had no actual knowledge (after due inquiry) that such source was bound by a confidentiality agreement with respect to such information; or (c) which is required by law to be disclosed.

                                    SECTION 9

                                   Termination

      (a) Termination of Agreement. Certain of the parties hereto may terminate this Agreement as provided below:

            (i) the Buyer and the Requisite Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (ii) the Buyer may terminate this Agreement by giving written notice to the Requisite Sellers at any time prior to the Closing (A) in the event any of the Sellers has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Requisite Sellers of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 1997, by reason of the failure of any condition precedent under Section 6(a) hereof; and

            (iii) the Requisite Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, any of the Sellers has notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 1997 by reason of the failure of any condition precedent under Section 6(b) hereof.

      (b) Effect of Termination. If any party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any Liability of any party then in breach); provided, however, that the parties shall continue to be bound by the confidentiality provisions of Section 8.2(b) hereof; and provided further, however, that, in the event this Agreement is terminated for any reason, Buyer, on the one hand, and the Company, on the other hand, shall each pay one half of the fees and expenses incurred by Arthur Andersen LLP in connection with its audit of the Company's financial statements as of and for the year ended January 31, 1997, up to a maximum of $12,500 each, and if the Closing shall occur, the Company shall pay the full amount of such fees and expenses.

                                   SECTION 10

                                  Miscellaneous

      (a) Spousal Consents. Each spouse of each Seller has delivered to Buyer the Consent of Spouse in the form of Annex X(a) hereof. Any Seller who has not delivered such a Consent hereby represents and warrants to Buyer that he or she is not married.

      (b) Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement or any Sellers' Ancillary Document without the prior written approval of the Buyer and the Requisite Sellers; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

      (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

      (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

      (e) Succession and Assignment. This Agreement and the Sellers' Ancillary Documents shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Requisite Sellers; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates and (ii) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

      (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (h) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), or by Federal Express, (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

If to the Founders:                     Copy to:
-------------------                     --------

David D. Barker                         Price, Postel & Parma LLP

4987 La Ramada                          200 East Carrillo, Suite 400
Santa Barbara, CA  93111                Santa Barbara, CA  93101
(805) 964-2975                          Fax No. (805) 965-3978
                                        Phone:   (805) 882-9869
       and                              Attn:  Raymond P. Le Blanc

Richard V. Howitt
c/o Teletrac, Inc.
137 Aero Camino
Santa Barbara, CA  93117
Phone:  (805) 968-4333
Fax No.: (805) 968-1613

If to the other Sellers:

at their  address set forth in Schedule
I hereto

If to the Buyer:                        Copy to:

Stephen W. Bershad                      Axsys Technologies, Inc.
Axsys Technologies, Inc.                645 Madison Avenue
645 Madison Avenue                      New York, NY  10022
New York, NY  10022                     Attn:  Elliott N. Konopko
Phone:  (212) 593-5376                  Phone:  (212) 593-5382
Fax:  (212) 754-6348                    Fax:  (212) 754-6348

If to the Company:                      Copy to:

Teletrac, Inc.                          Price, Postel & Parma LLP
137 Aero Camino                         200 East Carrillo, Suite 400
Santa Barbara, CA  93117                Santa Barbara, CA  93101
Phone:  (805) 968-4333                  Attn:  Raymond P. Le Blanc
Fax:  (805) 968-1613                    Phone:  (805) 882-9872
                                        Fax:  (805) 965-3978

      Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

      (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

      (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Requisite Sellers. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (l) Expenses. Buyer, on the one hand, and Sellers, on the other hand, shall bear its or their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement or any Ancillary Sellers' Document or Buyers' Ancillary Document or any of the transactions contemplated hereby or thereby. The Founders represent and warrant to and agree with Buyer that the Company has not paid and has no Liability for the payment of any costs and expenses (including any legal fees and expenses) in connection with this Agreement or any Sellers' Ancillary Document or Buyers' Ancillary Document or any of the transactions contemplated hereby or thereby, except for (i) the audit fees and expenses of Arthur Andersen and (ii) the fees and expenses of Price, Postel and Parma LLP, in connection with this Agreement, which fees and expenses shall be repaid to the Company by Sellers out of the proceeds of the Cash Payment at the Closing.

      (m) Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation". The word "Knowledge", with respect to an individual, means the actual knowledge of such person after reasonable investigation and, with respect to an entity, the actual Knowledge of such entity's executive officers and director's after reasonable investigation. Founders agree that reasonable investigation by them shall at a minimum require their inquiry of the Company's executive officers (including Sellers) and directors. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

      (n) Incorporation of Disclosure Schedule and Annexes. The Disclosure Schedule, the other Schedules hereto and the Annexes hereto identified as such in this Agreement are incorporated herein by reference and made a part hereof.

      (o) Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions set forth in Section 10(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

      (p) Submission to Jurisdiction. Each of the parties submits to the jurisdiction of any state or federal court sitting in Los Angeles County, California, in any action or proceeding arising out of or relating to this Agreement or any Sellers' Ancillary Document and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party appoints CT Corporation (the "Process Agent") as his or its agent to receive on his or its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any party may make service on any other party by sending or delivering a copy of the process (i) to the party to be served at the address and in the manner provided for the giving of notices in Section 10(h) above or
(ii) to the party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in Section 10(h) above. Nothing in this Section 10(p), however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

      (q) Set-off. Without limiting any other remedy available to Buyer or any of its Affiliates (including the Company after the Closing), but subject to the last sentence of this Section 10(q), Buyer and its Affiliates shall have the option of setting off, against any obligation to any Seller of Buyer or the Company (after the Closing) under this Agreement or any Sellers' Ancillary Document or Buyers' Ancillary Document (including any obligation of Buyer or the Company under the Incentive Plan, but excluding, (x) with respect to a Founder, while such Founder is employed by the Company under his Founders' Employment Agreement, the Company's obligations (other than obligations of Buyer or the Company under the Incentive Plan) to Executive while he is so employed, and (y) with respect to each Seller (other than Mary Erdahl), any salary and vacation which is accrued and unpaid prior to his termination of employment with the Company), the amount of any Adverse Consequences that Buyer or any of its affiliates may suffer (i) for which such Seller is liable under the terms of this Agreement or (ii) as a result of the breach by such Seller of any of his or her obligations under any Sellers Ancillary Document. This Section 10(q) constitutes a complete statement of the terms of agreement by the parties with respect to set -off rights of Buyer and its Affiliates with respect to their obligations under this Agreement, and neither Buyer nor any of its Affiliates shall have any other legal or equitable set-off rights with respect to such obligations.

      (r) Legal Representation. Each Seller acknowledges that he or she has been represented by legal counsel or had the opportunity to be represented by legal counsel in connection with the negotiation, execution and delivery of this Agreement and each of the Sellers' Ancillary Documents to which he or she is a party. Each of the Sellers (other than the Founders) acknowledges and agrees that the firm of Price, Postel & Parma, LLP has acted solely as legal counsel to the Founders and the Company.

                                     *****

      In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

TELETRAC, INC.                              AXSYS TECHNOLOGIES, INC.


By: /s/ Richard Howitt                      By: /s/ [Illegible]
    -------------------------------------       ----------------------------
    Richard Howitt                          Name:
    President and Chief Executive Officer   Title:


                                            /s/ David Barker
                                            --------------------------------
                                            DAVID BARKER


                                            /s/ Richard Howitt
                                            --------------------------------
                                            RICHARD HOWITT


                                            /s/ William Hurst
                                            --------------------------------
                                            WILLIAM HURST


                                            /s/ William Kingsbury
                                            --------------------------------
                                            WILLIAM KINGSBURY


                                            /s/ Barton Norton
                                            --------------------------------
                                            BARTON NORTON


                                            /s/ John Van Dyke
                                            --------------------------------
                                            JOHN VAN DYKE


                                            --------------------------------
                                            MARY ERDAHL

      In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

TELETRAC, INC.                              AXSYS TECHNOLOGIES, INC.


By:                                         By:
    -------------------------------------       ----------------------------
    Richard Howitt                          Name:
    President and Chief Executive Officer   Title:


                                            --------------------------------
                                            DAVID BARKER


                                            --------------------------------
                                            RICHARD HOWITT


                                            --------------------------------
                                            WILLIAM HURST


                                            --------------------------------
                                            WILLIAM KINGSBURY


                                            --------------------------------
                                            BARTON NORTON


                                            --------------------------------
                                            JOHN VAN DYKE


                                            /s/ Mary Erdahl
                                            --------------------------------
                                            MARY ERDAHL